EXHIBIT 23.3

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Black Mountain Gold, Inc.
East Peoria, Illinois

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated February 16, 2001, on the financial statements of Black Mountain Gold, Inc. as of December 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange

Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

May 14, 2001